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                         CERTIFICATE OF AMENDMENT
                                  OF THE
                       CERTIFICATE OF INCORPORATION
                                    OF
                           FRONTIER CORPORATION

                         (Under Section 805 of the
            Business Corporation Law of the State of New York)

                   ------------------------------------

     We, the undersigned, JOHN K. PURCELL and JOSEPHINE S.
TRUBEK, being respectively a Corporate Vice President and the Corporate Secretary of Frontier Corporation, do hereby CERTIFY that:

     1.   The name of the Corporation is "Frontier Corporation".
The name under which the Corporation was incorporated is "ROCHESTER TELEPHONE CORPORATION".

     2. The Certificate of Incorporation of the Corporation was filed in the Department of State of the State of New York on February 25, 1920. A restated Certificate of Incorporation was filed in the Department of State of the State of New York on April 2, 1968. A second restated Certificate of Incorporation was filed in the Department of State of the State of New York on February 17, 1995 (such second restated Certificate of Incorporation, the "Certificate of Incorporation").

     3. The Certificate of Incorporation is hereby amended to add a provision to Article FOURTH thereof stating the number, designation, relative rights, preferences and limitations of the Series A Junior Participating Class A Preferred Stock as fixed by the Board of Directors of the Corporation and to set forth in full the text of such provision. To effect the foregoing, Article FOURTH of the Certificate of Incorporation is amended to add the following at the end of such Article FOURTH:

     I.   Series A Junior Participating Class A Preferred Stock

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     There is hereby established a series of Class A Preferred
     Stock of the number and designation, and having relative rights, preference and limitations as follows:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Class A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 3,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          Section 2.  Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock of the Corporation and of any other stock of the Corporation ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of
     (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends
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     or other distributions other than a dividend payable in
     shares of Common Stock, declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative, whether or not earned or declared, on outstanding shares of Series A Preferred Stock from the Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Dividend Payment
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     Date or is a date after the record date for the
     determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.  The holders of shares of
     Series A Preferred Stock shall have the following voting rights;

          (A)  Subject to the provision for adjustment
     hereinafter set forth and except as otherwise provided herein or in the Certificate of Incorporation or required by law, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters upon which the holders of the Common Stock of the Corporation are entitled to vote. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which
d Stock were entitled
     immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
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          (B)  Except as otherwise provided herein or in the
     Certificate of Incorporation or in any other Certificate of Amendment creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not earned or declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior
          (as to dividends) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (as to dividends) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

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               (iii)  redeem or purchase or otherwise acquire for
          consideration shares of any stock ranking junior
          (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock or rights, warrants or options to acquire such junior stock;

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.  Reacquired Shares.  Any shares of Series A
     Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.

          Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the
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     holders of the Common Stock or of shares of any other stock of the Corporation ranking junior, upon liquidation, dissolution or winding up, to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly
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     converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, exchanged or converted. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.  No Redemption. The shares of Series A
     Preferred Stock shall not be redeemable from any holder.

          Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, junior to all other series of Preferred Stock and senior to the Common Stock.

          Section 10. Amendment. If any proposed amendment to the Certificate of Incorporation (including this Certificate of Amendment) would alter, change or repeal any of the preferences, powers or special rights given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be necessary for the adoption
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     thereof, in addition to such other vote as may be required by the Business Corporation Law of the State of New York.

          Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     4. This Certificate of Amendment of the Certificate of Incorporation of the Corporation was authorized by a majority vote of the Board of Directors of the Corporation pursuant to
Section 502 of the Business Corporation Law of the State of New
York.

     IN WITNESS WHEREOF, the undersigned have executed, and subscribed this Certificate of Amendment of the Certificate of Incorporation of the Corporation this 9th day of April, 1995 and statements contained herein are affirmed as true under the penalties of perjury.


                              /s/ John K. Purcell
                              ----------------------------
                              John K. Purcell
                              Corporate Vice President


                              /s/ Josephine S. Trubek
                              ----------------------------
                              Josephine S. Trubek
                              Corporate Secretary